Exhibit 10.2

THIRD AMENDMENT TO COMMERCIAL LEASE

This THIRD AMENDMENT TO COMMERCIAL LEASE (this “Amendment”) is made as of March 28, 2019 (the “Effective Date”), by and between CUTLER HOLDINGS, L.L.C. (“Landlord”) and MYOS RENS TECHNOLOGY INC., formerly known as Myos Corporation (“Tenant”).

RECITALS

WHEREAS, Landlord currently leases to Tenant, and Tenant currently leases from Landlord, approximately 5,566 GSF of space in the building located at 45 Horsehill Road, Hanover Township, Morris County, New Jersey (the “Building”), known as Suite 106 (the “Premises”) pursuant to that certain Commercial Lease dated August 1, 2012 (the “Original Lease”), as amended by that certain First Amendment to Commercial Lease dated June 6, 2014 (the “First Amendment”), and that certain Second Amendment to Commercial Lease dated March 30, 2017 (the “Second Amendment” and, together with the Original Lease and the First Amendment, collectively, the “Lease”); and

WHEREAS, the term of the Lease is currently scheduled to expire on December 31, 2019.

WHEREAS, the parties desire to extend the term and further modify certain terms of the Lease, pursuant and subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Lease. The foregoing recitals are incorporated herein and made a substantive part of this Amendment.

2.  Term Extension. The Term of the Lease, as amended hereby, is extended for a period of three (3) years, commencing on January 1, 2020 (the “Extension Commencement Date”) and expiring on December 31, 2022 (the “Extended Expiration Date”), unless sooner terminated in accordance with the terms of the Lease. The period of time commencing on the Extension Commencement Date and expiring on the Extended Expiration Date shall be referred to herein as the “Extension Period”. From and after the Effective Date, (i) the term “Termination Date” as used in the Lease, as amended hereby, shall mean the Extended Expiration Date, and (ii) the term “Term” as used in the Lease, as amended hereby, shall include the Extension Period.

3.  Base Annual Rent for Premises. The Base Annual Rent for the Premises during the Extension Period will be payable by the terms of the Lease as set forth below:

Time Period	Demised Premises	Rate per GSF	Base Annual Rent	Monthly Base Rent
1/1/20-12/31/20	5,566	$12.95	$72,079.70	$6,006.64
1/1/21-12/31/21	5,566	$13.34	$74,242.09	$6,186.84
1/1/22-12/31/22	5,566	$13.74	$76,469.35	$6,372.45

Notwithstanding anything to the contrary contained herein, the Monthly Base Rent (but not additional rent as provided for in the Lease) shall abate during the period beginning on January 1, 2020 and ending on January 31, 2020. If prior to or during said abatement period, Tenant commits a default under the Lease and does not cure it within the time provided in the Lease for cure, if any, the foregoing abatement shall immediately cease and Tenant shall thereafter pay the full Monthly Base Rent, without the abatement. If the Lease shall terminate following such abatement period due to a default by Tenant under the Lease, Tenant shall reimburse Landlord the full amount of the abatement.

4.  Extension Options. For the avoidance of doubt, Tenant shall continue to have two (2) options to renew the Lease upon the terms and conditions set forth in Section 3A of the Original Lease, as amended by the Second Amendment.

5.  Representations. Tenant represents and warrants to Landlord that, as of the Effective Date: (a) Tenant is the sole owner of Tenant’s interest in the Lease and Tenant has not made any assignment, pledge, disposition or other conveyance of such interest, (b) any and all approval (partnership, corporate, governmental or otherwise) that is required to give effect to Tenant’s execution, delivery and performance of this Amendment has been obtained, and (c) the individual(s) executing this Amendment on Tenant’s behalf is authorized to do so.

6.  Broker’s Fee. Tenant represents and warrants that it has not had any dealings with any real estate broker or leasing agent in connection with this Amendment, and that no person or entity is entitled to receive any real estate brokerage, leasing commission or finder’s fees by reason of the execution of this Amendment. Tenant hereby indemnifies Landlord from and against any claim for a brokerage commission or leasing commission in connection with the execution of this Amendment.

7.  Incorporation. This Amendment is incorporated into the Lease by reference and all terms and conditions of the Lease (except as expressly modified herein) are incorporated into this Amendment by reference. The terms and conditions of the Lease shall remain in full force and effect except as modified hereby. In the event of any conflict between the provisions of this Amendment and the Lease, the provisions in this Amendment shall prevail and be paramount.

8.  Neutral Interpretation. This Amendment shall be interpreted neutrally between the parties without regard to which party drafted or caused to be drafted this Amendment.

9. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement. A signature transmitted by facsimile or other electronic means shall be sufficient and binding for all purposes.

10.  Effectiveness. This Amendment shall become effective on and only on its execution and delivery by each party hereto.

11.  Amendment. The Lease as amended hereby may not be further altered, amended, changed, terminated, modified or supplemented in any respect, unless the same shall be in writing and signed by each party hereto.

12.  Severability. No determination by any court that any provision hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of any other provision hereof, or such provision in any circumstance not controlled by such determination.

13.  Governing Law. This Amendment shall be construed and governed by the laws of the State of New Jersey.

[The signatures of the parties appear on the following page.]

IN WITNESS WHEREOF, the parties have executed this Amendment, intending to be legally bound hereby, as of the date and year set forth above.

Landlord:		Tenant:

CUTLER HOLDINGS, L.L.C.		MYOS RENS TECHNOLOGY INC. (F/k/a
Myos Corporation)

By:	/s/ William Cutler	By:	/s/ Joe Mannello
	William Cutler		Joe Mannello

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